Exhibit 99.2

NEWS

Contact:	Media: Mark Truby 1.313. 323.0539 mtruby@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

IMMEDIATE RELEASE

FORD ACCELERATES TRANSFORMATION PLAN WITH SMALL CAR OFFENSIVE, MANUFACTURING REALIGNMENT

•	Ford adding new fuel-efficient small cars and crossovers to North American product lineup

•	Six European small vehicles coming to North America from global B-car and C-car platforms

•	Three large truck and SUV plants converting to small cars; retooling begins this December

•	Ford, Lincoln and Mercury lineup to be almost completely upgraded by end of 2010

•	Ford plans to be the best or among the best in fuel economy with every new product in its segment

•	Hybrid vehicle production and lineup to double in 2009

•	Capacity for North American four-cylinder engines to double by 2011

•	Ford, Lincoln and Mercury confirmed in company’s North American brand portfolio

DEARBORN, Mich., July 24, 2008 – Ford Motor Company [NYSE: F] today announced a significant acceleration of its transformation plan with the addition of several new fuel-efficient small vehicles in North America and a realignment of its North American manufacturing.

The actions represent a considerable shift in Ford’s North American product plans and investments toward smaller vehicles and fuel-efficient powertrains in both the near- and mid-term in line with rapid changes in customer buying preferences.

In addition to bringing six small vehicles to North America from the company’s acclaimed European lineup, Ford is accelerating the introduction of fuel-efficient EcoBoost and all-new four-cylinder engines, boosting hybrid production and converting three existing truck and SUV plants for small car production, beginning this December.

“We continue to take fast and decisive action implementing our plan and responding to the rapidly changing business environment,” said Ford President and CEO Alan Mulally.  “Ford is moving aggressively using our global product strengths to introduce additional smaller vehicles in North America and to provide outstanding fuel economy with every new product.”

Mulally said the company is more focused than ever on its transformation plan, which calls for:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix
•	Accelerating the development of new products that customers want and value
•	Financing the plan and improving the balance sheet
•	Working together effectively as one team, leveraging Ford’s global assets

“The progress we have made in working together to create a ‘One Ford’ global enterprise during the past two years gives us a unique competitive advantage in today’s environment,” Mulally said.  “We are in a stronger position than ever to leverage Ford’s global assets to address the North American business environment.  We also are building on the past few years of progress in continuously improving our quality, reducing our cost structure and introducing strong new products.”

Aggressively Restructuring
Ford will convert three existing North American truck and SUV plants for small car production, with the first conversion beginning this December.

The moves are in addition to Ford’s announcements in May and June that it is reducing its North American production plans for large trucks and SUVs for the remainder of 2008, as well as increasing production of smaller cars and crossovers.

“We are transforming Ford’s North American manufacturing operations into a lean, flexible system that is fully competitive with the best in the business,” said Mark Fields, Ford president of The Americas.  “We remain committed to matching our capacity with real consumer demand, and we are equipping nearly all of our assembly plants with flexible body shops, ensuring we can respond quickly to changing consumer tastes.

“In addition, we are adding four-cylinder engine capacity to meet the growing consumer demand, while expanding production of our new EcoBoost engines, six-speed transmissions and other fuel-saving technologies,” Fields said.

Among the manufacturing realignment actions:

•
Michigan Truck Plant in Wayne, Mich., which currently builds the Ford Expedition and Lincoln Navigator full-size SUVs, will be converted beginning this December to production of small cars derived from Ford’s global C-car platform in 2010.

•	Production of the Ford Expedition and Lincoln Navigator will be moved to the Kentucky Truck Plant in Louisville, Ky., early next year.

•	Cuautitlan Assembly Plant in Mexico, which currently produces F-Series pickups, will be converted to begin production of the new Fiesta small car for North America in early 2010.

•	Louisville (Ky.) Assembly Plant, which builds the Ford Explorer mid-size SUV, will be converted to produce small vehicles from Ford’s global C-car platform beginning in 2011.

•	Twin Cities (Minn.) Assembly Plant – which was scheduled to close in 2009 – will continue production of the Ford Ranger through 2011 to meet consumer demand for the compact pickup.

•	As previously announced, Kansas City Assembly Plant this year will add a third crew to its small utility line for the Ford Escape, Escape Hybrid and Mercury Mariner and Mariner Hybrid.

In tandem with the realignments, Ford will continue to offer targeted hourly buyouts at its U.S. plants and facilities, working with the UAW to secure competitive employment levels.  Ford also said it remains on track to reduce salaried-related costs by 15 percent in North America by Aug. 1.

Ford North America still expects to reduce annual operating costs by $5 billion by the end of 2008 – at constant volume, mix and exchange, and excluding special items – compared with 2005.   In addition, the company said it plans to continue to reduce structural costs beyond 2008.

The company also confirmed Ford, Lincoln and Mercury will remain in its North American brand portfolio.  Ford said it will work with its dealers to broaden and accelerate its dealer consolidations, which will result in a dealer network that reflects the changing industry size and model mix.

Ford also updated its current North American planning assumptions, which include:

•	U.S. economic recovery to begin by early 2010
•	U.S. industry sales to return to trend levels as the economy returns to health
•
Product mix changes are permanent, but some recovery will occur from the current share-of-industry for full-size pickups – though not back to levels experienced previously – as the economy and housing sector recover

•	Oil prices to remain volatile and high
•	No near-term relief from current level of commodity prices
•	About 14 percent U.S. market share for Ford, Lincoln and Mercury brands

Accelerating New Products
Ford is adding several new North American products in the near- and mid-term, and shifting from a primary emphasis on large trucks and SUVs to smaller and more fuel-efficient vehicles.  By the end of 2010, two-thirds of spending will be on cars and crossovers – up from one-half today.

“We are accelerating the development of the new products customers want and value,” Mulally said.  “We sell some of the best vehicles in the world in our profitable European and Asian operations, and we will bring many of them to North America on top of our already aggressive product plans.”

The new products include six European small vehicles to be introduced in North America by the end of 2012.  Ford’s acclaimed European products are set apart by their world-class driving dynamics, exciting design and outstanding quality.

“While we have no intention of giving up our longtime truck leadership, we are creating a new Ford in North America on a foundation of small, fuel-efficient cars and crossovers that will set new standards for quality, fuel economy, product features and refinement,” Fields said.

The Ford, Lincoln, Mercury line will be almost completely upgraded by the end of 2010, including:

•	2009 Ford F-150, on sale in late fall with the most capability, most choice and most smart features of any full-size pickup, and with more than a 7 percent fuel economy improvement

•	2010 Ford Fusion, Mercury Milan, Lincoln MKZ sedans, on sale in early 2009, with Fusion’s and Milan’s four-cylinder fuel economy expected to top Honda Accord and Toyota Camry

•	2010 Ford Fusion Hybrid and Mercury Milan Hybrid, beginning production late this year and on sale in early 2009 – with fuel economy expected to top the Toyota Camry hybrid

•	New Ford Mustang – coupe, convertible, and glass-roof models – in early 2009

•	New Ford Taurus sedan – with EcoBoost engine and even more advanced safety and convenience technologies – in mid-2009

•	New European Transit Connect small multi-purpose van in mid-2009

•	New Lincoln seven-passenger crossover – with EcoBoost engine – in mid-2009

•	New European Ford Fiesta, in both four- and five-door versions, in early 2010

•	New European Ford Focus, in both four- and five-door versions, in 2010

•	New Mercury small car in 2010

•	New European small vehicle that will be a “whitespace” entry in North America in 2010

•	Next-generation Ford Explorer – with unibody construction, EcoBoost, six-speed, weight savings and improved aerodynamics for up to 25 percent better fuel economy – in 2010

With every new product, Ford expects to be the best or among the best for fuel economy.  This is aided by one of the most extensive powertrain upgrades ever for Ford.  By the end of 2010, nearly all of Ford’s North American engines will be upgraded or replaced.  In addition, within two years, nearly all of Ford’s North American lineup will offer fuel-saving six-speed automatic transmissions.

The improvements build on several Ford fuel economy leaders today, such as:

•	2009 Ford Flex, which is the most fuel-efficient standard seven-passenger vehicle on the market, topping the 2009 Honda Pilot

•	2009 Ford Focus, with highway fuel economy of up to 35 mpg – better than the smaller 2008 Honda Fit and 2009 Nissan Versa SL and a key reason Focus retail sales are up 50 percent

•	2009 Escape, with a new 2.5-liter four-cylinder engine and six-speed transmission delivering best-in-class highway fuel economy of 28 mpg – ahead of Toyota RAV4 and Honda CR-V

•	2009 Ford Escape Hybrid, delivering 34 mpg in the city and 31 mpg on the highway, making it the most fuel-efficient utility vehicle available

Coming in 2009 are the first applications of Ford’s new EcoBoost engines.  EcoBoost uses gasoline turbocharged direct-injection technology for up to 20 percent better fuel economy, up to 15 percent fewer CO2 emissions and superior driving performance versus larger-displacement engines.

EcoBoost V-6 engines will be introduced on several vehicles next year, beginning with the Lincoln MKS and Ford Taurus sedans, and Ford Flex crossover.  Four-cylinder EcoBoost engines will debut in 2010 in both North America and Europe.  Ford will offer EcoBoost on more than 80 percent of its North American lineup by the end of 2012.

Ford also plans to double capacity for North American four-cylinder engines to more than 1 million units by 2011, to meet the consumer trend toward downsized engines for fuel economy.  The smaller engines will deliver significant fuel savings.

In addition, Ford plans to double its hybrid volume and offerings next year – and is looking to expand further going forward.  Production of the all-new 2010 Ford Fusion Hybrid and Mercury Milan Hybrid begins in December – with fuel economy expected to top the Toyota Camry hybrid.

With these new models, the Ford Escape Hybrid – now in its fifth year of production – and the Mercury Mariner Hybrid, Ford will offer four hybrid vehicles.  That will make Ford the largest domestic producer of full hybrid vehicles in North America, second only to Toyota in sales volume.

Ford also is introducing six-speeds with PowerShift that offers the fuel economy of a manual transmission and convenience of an automatic; start-stop engines that shut off when the vehicle stops; electric power steering; direct injection, and Twin Independent Variable Cam Timing engines.  These technologies will be progressively introduced within the North American lineup by 2012.

“One Ford”
Driving Ford’s product transformation is the company’s “One Ford” global product development vision, which will deliver more vehicles worldwide from fewer core platforms, further reduce costs and allow for the increased use of common parts and systems.

In the next five years, Ford will build more than 1 million vehicles a year worldwide off its global B-car platform and nearly 2 million units worldwide off its global C-car platform.

“Ford is investing most where consumer growth is taking place – and that’s in highly fuel-efficient global small cars,” said Derrick Kuzak, Ford group vice president of Global Product Development.  “One of every four vehicles in the world today is a ‘C’ or Ford Focus-sized vehicle, and we expect the segment to grow more than 20 percent to 6 million units in North America and 25 million worldwide by 2012.  We see similar strong growth in the B-segment, where the Fiesta competes.”

With Ford’s global product development plan, all of the company’s vehicles competing in global segments will be common in North America, Europe and Asia within five years.  In addition to B- and C-sized small cars, the company’s Fusion- and Mondeo-sized C/D cars and utilities will be common globally.  The same will be true for commercial vans.

Ford said it is uniquely positioned to take advantage of its scale, already acclaimed global products and the strength of the Ford brand around the world to respond to the current changing marketplace and to begin to grow profitably.  The company said its success in growing market share and profits with smaller, more fuel-efficient vehicles in Europe is now the template around the world.

“We remain absolutely committed to creating an exciting, viable Ford going forward – and to transforming Ford into a lean global enterprise delivering profitable growth over the long term,” Mulally said.  “We continue to make progress on every element of our transformation plan, and we are taking decisive steps in the near term to ensure our long-term success.”

Risk Factors

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales, particularly in the United States, Europe or South America, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Substantial pension, postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Inability to implement Retiree Health Care Settlement Agreement with UAW to fund and discharge retiree health care obligations because of failure to obtain court approval or otherwise;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy, or other regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•	Substantial negative Automotive operating-related cash flows for the near- to medium-term affecting our ability to meet our obligations, invest in our business or refinance our debt;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

•
Inability of Ford Credit to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades, market volatility, market disruption or otherwise;

•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles; and
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast or assumption made by management in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional discussion of these risks, see “Item 1A. Risk Factors” in our 2007 Form 10-K Report.

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents.  With about 229,000 employees and about 90 plants worldwide, the company’s core and affiliated automotive brands include Ford, Lincoln, Mercury, Volvo and Mazda.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.